Amendment No.2 to Participation Agreement

As of May 1, 2006 by and among Franklin Templeton Variable Insurance Products Trust Franklin Templeton Distributors , Inc. Great West Life & Annuity Insurance Company GWFS Equities, Inc

Franklin Templ eton Variable Insurance Products Trust (the "Trust ") , Franklin /Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, you or "us") and Great West Life & Annuity Insurance Company ("you"), and GWFS Equities, Inc., your distributor, on your behalf and on behalf of certain Accoun ts, have previously entered into a Participation Agreement dated May 1, 2000 and amended May 3, 2004 (the "Agreement") . The parties now desire to amend the Agreement in this amendment (the "Amendment").

Except as modified hereby, all other terms and conditions of the Agreement shall rema in in full force and effect. Unless otherwise indicat ed, the term s defined in the Agreement shall ha ve the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration , the receipt of which is hereby Acknowledged, the parti es agree to amend the Agreement as follows:

1.	Fir st Great West and Annuity Insurance Company i s hereby added as a party to the A greement (th e "Company ").
2.	2.3.2 is a mended and restated i n i ts entirety as follows:

"2.3 .2 Each investment adviser (each, "Adviser") of a Portfolio , as indi cated in the curr ent prospectus of the Portfolio , is duly registered as an investment adviser under the Investment Advisers Act of 1940 , as amended or exempt from such registration ."

3.  Schedules A, B, C, D, F and G of the Agreement are deleted and replaced in the ir entirety with Schedules A, B, C, D, F and G attached respectiv ely.

4.  Schedule E is no longer used .

5.  All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2006.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Only on behalf of	By:	/s/ Kevin L. Skidmore
each portfolio listed	Name:	Kevin L. Skidmore
On Schedule C of	Title:	Vice President
the Agreement

The Underwriter:	FRANKLIN TEMPLETON DISTRIBUTORS, INC.
	By:	/s/ Robert C. Hays
	Name:	Robert C. Hays
	Title:	Senior Vice President

The Company:	GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
	By:	/s/ Chris Bergeon
	Name:	Chris Bergeon
	Title:	VP

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY
	By:	/s/ Susan Gile
	Name:	Susan Gile
	Title:	Vice-President

The Distributor:	GWFS EQUITIES, INC.
	By:	/s/ Charles P. Nelson
	Name:	Charles P. Nelson
	Title:	President

Schedule A

The Company and Its Distributor

THE COMPANY

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

An insurance company organized under Colorado law.

First Great-West Life & Annuity Insurance Company

50 Main Street, 9th Floor

White Plains , New York 10606

An insurance company organized under New York law.

THE DISTRIBUTOR

GWFS Equities, Inc.

8515 East Orchard Road

Greenwood Village, CO 80111

A corporation organized under Delaware law.

Schedule B

Accounts of the Company

Name of Separate Account                                                                    SEC Registration Yes/No

Maxim Series Account                                                                                             Yes

Great West Life & Annuity Insurance Company                                                Yes

Variable Annuity 1 Series Account

First Great West Life & Annuity Insurance                                                          Yes

Company Variable Annuity 1 Series Account

Schedule C

Available Portfolios and Classes of Shares of the Trust

l. Franklin Small Cap Value Securities Fund -Class 2

2. Templeton Foreign Securities Fund Class 1

Schedule D

Contracts of the Company

1.	AICPA Variable Annuity J438
2.	Variable Annuity Contract OneSource GROUP: J444MMF and J444SA
3.	Variable Annuity Contract Select INDIVIDUAL: J434
4.	Variable Annuity Contract Select J464NYl

Rule 12b-l Plans of the Trust

Compensation

Each Class 2 Portfolio named on Schedule C of this Agreement is eligible to receive a maximum annual payment rate of 0.25%stated as a percentage per year of that Portfolio's Class 2 average daily net assets, pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan.

Agreement Provisions

If the Company, on behalf ofany Account, purchases Trust Portfolio shares ("Eligible Shares") that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing ofEligible Shares ("Rule 12b-l Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-l fee. "Rule 12b-l Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education ofdealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules.

Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule l Zb-I fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value ofa Portfolio's net assets attributable to Eligible Shares owned by the Company on behal f of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Tmstees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans . We shall furnish to the Trustees, for their review on a quarterly basis, a

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust , and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-l, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-l, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes , rules and regulations of all rule 12bI fees received from us in the prospectus of the Contracts.

Schedule G

Adressess for Notices

If to the Company:	Great West Life & Annuity Insurance Company
First Great West Life & Annuity Insurance Company
8515 E. Orchard Road
Greenwood Village, CO 80111
Attention: Vice President, Institutional Services

With a copy to:	First Great West Life & Annuity Insurance Company
50 Main Street, 9th Floor
White Plains, New York 10606
Attention: Vice President, Provider Relations

To the Distributor:	GWFS Equities, Inc.
8515 E. Orchard Road
Greenwood Village, CO 80111
Attention: Charles A. Nelson, President

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920, 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin Templeton Distributors, Inc.
140 Fountain Parkway, 8th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920, 2nd Floor
San Mateo, California 94403
Attention: General Counsel